Exhibit 99.1

Arcimoto Announces $2.35 Million Registered Direct Offering

EUGENE, Ore., October 4, 2019 – Arcimoto, Inc.® (Nasdaq: FUV) today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase of 1,044,444 shares of its common stock, at a purchase price per share of $2.25, in a registered direct offering. Additionally, Arcimoto has agreed to issue to the investors unregistered warrants to purchase up to 1,044,444 shares of common stock. The closing of the offering is expected to occur on or about October 8, 2019, subject to the satisfaction of customary closing conditions.

The warrants to purchase shares of common stock have an exercise price of $2.83 per share, will be exercisable six month of the date of issuance and will expire five and one-half years from the date of issuance.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The gross proceeds to Arcimoto, before deducting placement agent fees and other offering expenses, are expected to be approximately $2.35 million. Arcimoto intends to use the net proceeds from the offering for general corporate purposes, including to cover operating expenses and inventory.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a “shelf” registration statement (File 333-227683) filed with the Securities and Exchange Commission (SEC) and declared effective on October 17, 2018. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by emailing placements@hcwco.com or by calling (646) 975-6996.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arcimoto, Inc.

Headquartered and manufactured in Eugene, Oregon, Arcimoto, Inc. (Nasdaq: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle, Rapid Responder, and Deliverator are some of the lightest, most affordable, and most appropriate electric vehicles suitable for everyday transport. For more information, please visit www.arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the closing of the offering, the potential gross proceeds from the offering and the intended use of proceeds from the offering, as well as statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to retail FUV deliveries and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Contacts

Investor Relations Contact:
Greg Falesnik
Main: 949-385-6449
investor@arcimoto.com

Public Relations Contact:
Susan Donahue
Main: 646-454-9378
pr@arcimoto.com